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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                              --------------------

                          CERTIFICATE OF INCORPORATION

                                       OF

                         UNITED ARTISTS THEATRE COMPANY
                         ------------------------------

                                   ARTICLE I
                                   ---------

          The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                         United Artists Theatre Company
                         ------------------------------

                                  ARTICLE II
                                  ----------

          The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                  -----------

          The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.
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                                  ARTICLE IV
                                  ----------

Section 1.    The Corporation shall be authorized to issue 30,075,000 shares of
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capital stock, of which 23,200,000 shares shall be Class A Voting Common Stock,
$.01 par value ("Class A Common Stock"), 1,818,000 shares shall be Class B Non-Voting Common Stock, $.01 par value ("Class B Non-Voting Common Stock"), 57,000 shares shall be Class C Non-Voting Common Stock, $.01 par value ("Class C Non-Voting Common Stock"), and 5,000,000 shares shall be Preferred Stock, $.10 par value ("Preferred Stock"). The Class B Non-Voting Common Stock and the Class C Non-Voting Common Stock are sometimes hereinafter together referred to as the "Non-Voting Common Stock." The Non-Voting Common Stock and the Class A Common Stock are sometimes hereinafter together referred to as the "Common Stock." All shares of Common Stock outstanding upon the effectiveness of this Restated Certificate of Incorporation shall be automatically deemed to be shares of Class A Common Stock.

Section 2.    Shares of Preferred Stock may be issued from time to time in one
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or more series.  The Board of Directors of the Corporation (the "Board") is
hereby authorized to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

Section 3.    (a)   Except as otherwise provided by law or by the resolution or
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resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, each outstanding share of Class A Common Stock shall be entitled to vote on

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each matter on which the stockholders of the Corporation shall be entitled to vote. Each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held by such holder.

(b) Except as set forth herein or as otherwise required by law, each outstanding share of Non-Voting Common Stock shall not be entitled to vote on any matter, including on any matter on which the holders of the Class A Common Stock shall be entitled to vote, and shares of Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. On any matter on which the holders of shares of any of the Class A Common Stock, Class B Non-Voting Common Stock and Class C Non-Voting Common Stock may be entitled to vote, except as otherwise required by law, all classes of Common Stock entitled to vote shall vote together as a single class, and each holder of shares of Non-Voting Common Stock entitled to vote shall be entitled to one vote for each share of such stock held by such holder; provided that, notwithstanding the foregoing, holders of shares of Non-Voting Common Stock shall be entitled to vote as a separate class on any amendment to this subsection 3(b) and on any amendment, repeal or modification of any provision of this Restated Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of shares of Non-Voting Common Stock. Notwithstanding the foregoing and without limiting the first sentence of this Section 3(b), no vote or consent of the holders of any Class B Non-Voting Common Stock or any Class C Non-Voting Common Stock will be required for (i) the creation or incurrence of any indebtedness of any kind of the Corporation or any of its subsidiaries, (ii) the creation, issuance, or increase or decrease in the amount, of any class or series of capital stock of the Corporation, whether ranking prior to, on a parity with, or junior to the

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     Class B Non-Voting Common Stock or any Class C Non-Voting Common Stock as
     to dividends or upon liquidation, dissolution or winding up of the Corporation, (iii) any merger, consolidation or similar transaction involving the Corporation or any sale, lease or other conveyance of all or substantially all of the assets of the Corporation, or (iv) any other action by the Corporation or any of its subsidiaries.

Section 4.    Subject to the provisions of any series of Preferred Stock which
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may at the time be outstanding, the Board of Directors of the Corporation may declare or make and cause to be paid, dividends or other distributions to the holders of shares of Class A Common Stock or Non-Voting Common Stock out of any funds of the Corporation legally available for the payment of dividends or assets legally available for such distributions; provided, however, that
                                                 --------  -------
dividends and distributions shall be declared, made and paid pro rata on a share-for-share basis on the Class A Common Stock and the Class B Non-Voting Common Stock; provided further that no dividends or other distributions shall be
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declared, made or paid on the Class C Non-Voting Common Stock until the aggregate fair market value (as determined in good faith by the Board of Directors of Oscar I) of dividends and distributions (other than dividends or distributions in shares of Class A Common Stock or Class B Non-Voting Common Stock of Oscar I) paid or distributed per share of Class A Common Stock and per share of Class B Non-Voting Common Stock after May 5, 1992 shall be equal in the aggregate to $9.50 per share of Class A Common Stock and $9.50 per share of Class B Non-Voting Common Stock, respectively (the "Common Stock Dividend Amount"); and provided further that thereafter any dividends or other
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distributions declared, made or paid by the Corporation shall be declared, made and paid pro rata,

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on a share-for-share basis, on the Class A Common Stock, the Class B Non-Voting
Common Stock and the Class C Non-Voting Common Stock.

Section 5.    In the event of any liquidation, dissolution or winding up of the
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Corporation, whether voluntary or involuntary, after payment to the holders of any shares of Preferred Stock then outstanding of all amounts to which they are entitled, if any, (i) the holders of shares of Class A Common Stock and the Class B Non-Voting Common Stock then outstanding shall each first be entitled to receive an amount equal to $9.50 per share (less the aggregate fair market value (as determined as of the date of such dividend or distribution in good faith by the Board of Directors of Oscar I) of dividends and distributions (other than dividends or distributions in shares of capital stock of Oscar I) paid or distributed per share of Class A Common Stock and per share of Class B Non-Voting Common Stock after May 5, 1992, respectively, and prior to the time of such liquidation, dissolution or winding up) (the "Common Stock Liquidation Amount") and (ii) thereafter all of the holders of shares of Class A Common Stock or Non-Voting Common Stock shall be entitled to share ratably, on a share-for-share basis, in any remaining assets of the Corporation available for distribution to its stockholders. In structuring a merger, recapitalization, sale of substantially all of the assets of the Corporation or other extraordinary capital transaction to transactions involving the Corporation, the relative differentials between the Class A Common Stock, the Class B Non-Voting Common Stock and the Class C Non-Voting Common Stock set forth in this Article shall be taken into account and preserved (to the extent practicable).

Section 6.    If the Corporation shall in any manner subdivide (by stock split,
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stock dividend or otherwise) or combine (by reverse stock split or otherwise)
the outstanding

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shares of the Class A Common Stock, the Class B Non-Voting Common Stock or the
Class C Non-Voting Common Stock, then the outstanding shares of each other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and appropriate adjustment shall be made in the Common Stock Liquidation Amount and the Common Stock Dividend Amount.

Section 7.    Except as otherwise expressly provided in this Certificate of
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Incorporation, all shares of Common Stock shall entitle the holders thereof to the same rights and privileges.

                                   ARTICLE V
                                   ---------

          Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                  ARTICLE VI
                                  ----------

          In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

                                  ARTICLE VII
                                  -----------

          The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other pro-

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visions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VII.

                                 ARTICLE VIII
                                 ------------

Section 1.    Elimination of Certain Liability of Directors.  A director of the
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Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 2.    Indemnification and Insurance.
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(a)  Right to Indemnification.  Each person who was or is made a party or is
     ------------------------
     threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is

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     alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided,
                                                                       --------
     however, that, except as provided in paragraph (b) hereof, the Corporation
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     shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of
     --------  -------
     Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under

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     this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)  Right of Claimant to Bring Suit.  If a claim under paragraph (a) of this
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     Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.
     It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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(c)  Non-Exclusivity of Rights.  The right to indemnification and the payment of
     -------------------------
     expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d)  Insurance.  The Corporation may maintain insurance, at its expense, to
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     protect itself and any director, officer, employee or agent of the
     Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

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